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                                                                       Exhibit Q

                            LIMITED POWER OF ATTORNEY

THIS LIMITED POWER OF ATTORNEY is given on the 1st day of November 2002 by UBS CAPITAL JERSEY CORPORATION II LTD. (hereinafter called "the Company") whose registered office is situated at Elizabeth House, 9 Castle Street, St. Helier, Jersey, Channel Islands JE4 2QP, HEREBY APPOINTS the following officers of UBS Warburg LLC having an office at 299 Park Avenue, New York, New York 10171, namely:

Robert Mills; Shelia Carnicelli; Robert Dinerstein; Sarah Starkweather; and Sandra Ward Costin to be an Attorney ("our Attorneys") on behalf of the Company in their own name. Our Attorneys are authorized to appoint any two of the aforementioned officers to act for the Company as follows:

1.    To consent to our Attorneys to act in any part of the world outside
      Jersey:

(a) To sign any or all filings required under the Securities and Exchange Act of 1934 with the Securities Exchange Commission and to file the same, with all exhibits thereto and other documents in connection therewith, and to execute and deliver all documents, acknowledgements, consents, and other agreements and to take such further action as may be necessary or convenient for the Company in order to more effectively carry out the intent and purpose of the foregoing.

2.    Indemnification and Hold Harmless Provision:

(a) Our Attorneys shall exert their best efforts on behalf of the Company in all respects to bring these transactions to a successful conclusion.

(b) The Company agrees that it shall indemnify and hold harmless our Attorneys from any expense or loss whatsoever from any financial obligation, claims, costs, charges, losses, liabilities or exposures including court costs, attorney fees, damage to property or other sources relating to these transactions.

(c) This Limited Power of Attorney is the entire agreement covering these subjects and supersedes all prior discussions and agreements.

This Limited Power of Attorney shall expire on 30 November 2003. UBS Capital Jersey Corporation II Limited agrees to indemnify and hold harmless any individual who relies on this Limited Power of Attorney.
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IN WITNESS WHEREOF this Limited Power of Attorney was executed at Elizabeth
House, PO Box 1075, 9 Castle Street, St. Helier, Jersey, JE3 7GZ, Channel Islands this 1st day of November 2002.

UNDER THE COMMON SEAL of
UBS CAPITAL JERSEY CORPORATION II LTD                       [SEAL]
was hereunto affixed in the
presence of:

By:    /s/ Derek Smith
   ------------------------
Name:  Derek Smith
Title: Director

By:    /s/ Nigel A. Le Quesne
   ------------------------
Name:  Nigel A. Le Quesne
Title: Director







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